                                                                       Exhibit 7

                            GLOBAL CUSTODY AGREEMENT


         This AGREEMENT is effective _____________, and is between THE CHASE MANHATTAN BANK, (the "Bank") and Morgan Stanley Dean Witter International Value Equity Fund____ (the "Customer").

1.       CUSTOMER ACCOUNTS.

         The Bank agrees to establish and maintain the following accounts ("Accounts"):

         (a) A custody account in the name of the Customer ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer ("Securities"); and

         (b) A deposit account in the name of the Customer ("Deposit Account") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

         The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in Section 11) concerning the Accounts. The Bank may deliver securities of the same class in place of those deposited in the Custody Account.

         Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.


2.       MAINTENANCE OF SECURITIES AND CASH AT BANK AND SUBCUSTODIAN LOCATIONS.

         Unless Instructions specifically require another location acceptable to the Bank:

         (a) Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

         (b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

         Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such Instructions, the Bank is authorized to maintain cash balances on deposit for the Customer with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Customer may direct, if acceptable to the Bank.

         If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.

3.       SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

         The Bank may act under this Agreement through the subcustodians listed in Schedule A of this Agreement with which the Bank has entered into subcustodial agreements ("Subcustodians"). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

         The Bank reserves the right to add new, replace or remove Subcustodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule A. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.


4.       USE OF SUBCUSTODIAN.


         (a) The Bank will identify the Assets on its books as belonging to the Customer.

         (b) A Subcustodian will hold such Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

         (c) Any Assets in the Accounts held by a Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian.

         (d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, and that the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration. The foregoing shall not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.


5.       DEPOSIT ACCOUNT TRANSACTIONS.

         (a) The Bank or its Subcustodians will make payments from the Deposit Account upon receipt of Instructions which include all information required by the Bank.

         (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans.

         (c) If the Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.


6.       CUSTODY ACCOUNT TRANSACTIONS.

         (a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

         (b) The Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities. Otherwise, such transactions will be credited or debited to the Accounts on the date cash or Securities are actually received by the Bank and reconciled to the Account.

         (i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date for the related transaction.

         (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.


7.       ACTIONS OF THE BANK.

         The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

         (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.

         (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

         (c) Exchange interim receipts or temporary Securities for definitive Securities.

         (d) Appoint brokers and agents for any transaction involving the Securities, including, without limitation, affiliates of the Bank or any Subcustodian.

         (e) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer sends the Bank a written exception or objection to any Bank statement within sixty (60) days of receipt, the Customer shall be deemed to have approved such statement. In such event, or where the Customer has otherwise approved any such statement, the Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom as though it had been settled by the decree of a court of competent jurisdiction in an action where the Customer and all persons having or claiming an interest in the Customer or the Customer's Accounts were parties.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Customer. The Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.


8.       CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

         a. Corporate Actions. Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person, but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

         b. Proxy Voting. The Bank will deliver proxies to the Customer or its designated agent pursuant to special arrangements which may have been agreed to in writing. Such proxies shall be executed in the appropriate nominee name relating to Securities in the Custody Account registered in the name of such nominee but without indicating the manner in which such proxies are to be voted; and where bearer Securities are involved, proxies will be delivered in accordance with Instructions. Proxy voting services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank); provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

         c. Tax Reclaims. (i) Subject to the provisions hereof, the Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer which the Bank believes may be available to such Customer.

         (ii) The provision of tax reclaim services by the Bank is conditional upon the Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank). The Customer acknowledges that, if the Bank does not receive such declarations, documentation and information, additional United Kingdom taxation will be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax will be deducted from U.S. source income. The Customer shall provide to the Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. The Customer undertakes to notify the Bank immediately if any such information requires updating or amendment.

         (iii) The Bank shall not be liable to the Customer or any third party for any tax, fines or penalties payable by the Bank or the Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Customer or any third party, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank.

         (iv) The Customer confirms that the Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

         (v) The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and the Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, the Bank shall have no responsibility with regard to the Customer's tax position or status in any jurisdiction.

         (vi) The Customer confirms that the Bank is authorised to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or the Securities and/or Cash held for the Customer.

         (vii) Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank); provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

9.       NOMINEES.

         Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable. The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.


10.      AUTHORIZED PERSONS.

         As used in this Agreement, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer or its designated agent that any such employee or agent is no longer an Authorized Person.


11.      INSTRUCTIONS.

         The term "Instructions" means instructions of any Authorized Person received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded.

         Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the Customer will hold the Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.


12.      STANDARD OF CARE; LIABILITIES.

         (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the provisions of this Agreement as follows:

         (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event of any loss to the Customer by reason of the failure of the Bank or its Subcustodian to utilize reasonable care, the Bank shall be liable to the Customer only to the extent of the Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. The Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or affiliate of Bank.

         (ii) The Bank will not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

         (iii) The Bank shall be indemnified by, and without liability to the Customer for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise within the scope of this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

         (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

         (v) The Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         (vi) The Bank need not maintain any insurance for the benefit of the Customer.

         (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

         (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         (b) Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

         (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

         (ii) supervise or make recommendations with respect to investments or the retention of Securities;

         (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) of this Agreement;

         (iv) evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement;

         (v) review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

         (c) The Customer authorizes the Bank to act under this Agreement notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.


13.      FEES AND EXPENSES.

         The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing, together with the Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. The Bank shall have a lien on and is authorized to charge any Accounts of the Customer for any amount owing to the Bank under any provision of this Agreement.


14.      MISCELLANEOUS.

         (a) Foreign Exchange Transactions. To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to

Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

         (b) Certification of Residency, etc. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

         (c) Access to Records. The Bank shall allow the Customer's independent public accountant reasonable access to the records of the Bank relating to the Assets as is required in connection with their examination of books and records pertaining to the Customer's affairs. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records.

         (d) Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

         (e) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are (Check one):


                Employee Benefit Plan or other assets subject to the Employee
          ---   Retirement Income Security Act of 1974, as amended ("ERISA");


           x    Mutual Fund assets subject to certain Securities and Exchange
          ---   Commission ("SEC") rules and regulations;


          ---   Neither of the above.


         This Agreement consists exclusively of this document together with Schedule A, and the following Rider:

                ERISA
          ---

           x    MUTUAL FUND
          ---

                SPECIAL TERMS AND CONDITIONS
          ---

         There are no other provisions of this Agreement and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

         (f) Severability. In the event that one or more provisions of this Agreement are held invalid, illegal or enforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

         (g) Waiver. Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h) Notices. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:

         Bank:             The Chase Manhattan Bank
                           4 Chase MetroTech Center
                           Brooklyn, NY  11245
                           Attention:  Global Custody Division

                           or telex:

         Customer:        Morgan Stanley Dean Witter Advisors
                          ----------------------------------------

                          2 World Trade Center, 72nd Floor
                          ----------------------------------------

                          New York, NY  10048
                          ----------------------------------------


                          or telex:


         (i) Termination. This Agreement may be terminated by the Customer or the Bank by giving sixty (60) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty (60) days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank.

                               CUSTOMER:
                                         -------------------------------------

                               By:
                                  --------------------------------------------
                                                Title


                               THE CHASE MANHATTAN BANK


                               By:
                                  --------------------------------------------
                                                Title

                  Mutual Fund Rider to Global Custody Agreement
                      Between The Chase Manhattan Bank and
Morgan Stanley Dean Witter International Equity Fund , effective ______________.


         Customer represents that the Assets being placed in the Bank's custody are subject to the Investment Company Act of 1940 (the Act), as the same may be amended from time to time.

         Except to the extent that the Bank has specifically agreed to comply with a condition of a rule, regulation, interpretation promulgated by or under the authority of the SEC or the Exemptive Order applicable to accounts of this nature issued to the Bank (Investment Company Act of 1940, Release No. 12053, November 20, 1981), as amended, or unless the Bank has otherwise specifically agreed, the Customer shall be solely responsible to assure that the maintenance of Assets under this Agreement complies with such rules, regulations, interpretations or exemptive order promulgated by or under the authority of the Securities Exchange Commission.

         The following modifications are made to the Agreement:

         Section 3.  Subcustodians and Securities Depositories.

         Add the following language to the end of Section 3:

         The terms Subcustodian and securities depositories as used in this Agreement shall mean a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository, which are further defined as follows:

         (a) "qualified U.S. Bank" shall mean a qualified U.S. bank as defined in Rule 17f-5 under the Investment Company Act of 1940;

         (b) "eligible foreign custodian" shall mean (i) a banking institution or trust company incorporated or organized under the laws of a country other than the United States that is regulated as such by that country's government or an agency thereof and that has shareholders' equity in excess of $200 million in U.S. currency (or a foreign currency equivalent thereof), (ii) a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States and that has shareholders' equity in excess of $100 million in U.S. currency (or a foreign currency equivalent thereof) (iii) a banking institution or trust company incorporated or organized under the laws of a country other than the United States or a majority owned direct or indirect subsidiary of a qualified U.S. bank or bank holding company that is incorporated or organized under the laws of a country other than the United States which has such other qualifications as shall be specified in Instructions and approved by the Bank; or (iv) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC; and

         (c) "eligible foreign securities depository" shall mean a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States, which operates (i) the central system for handling securities or equivalent book-entries in that country, or (ii) a transnational system for the central handling of securities or equivalent book-entries.

         The Customer represents that its Board of Directors has approved each of the Subcustodians listed in Schedule A to this Agreement and the terms of the subcustody agreements between the Bank and each Subcustodian, which are attached as chedule A, and further represents that its Board has determined that the use of each Subcustodian and the terms of each subcustody agreement are consistent with the best interests of the Fund(s) and its (their) shareholders. The Bank will supply the Customer with any amendment to Schedule A for approval. The Customer has supplied or will supply the Bank with certified copies of its Board of Directors resolution(s) with respect to the foregoing prior to placing Assets with any Subcustodian so approved.

         Section 11.  Instructions.

         Add the following language to the end of Section 11:

         Deposit Account Payments and Custody Account Transactions made pursuant to Section 5 and 6 of this Agreement may be made only for the purposes listed below. Instructions must specify the purpose for which any transaction is to be made and Customer shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Customer by law or as may be set forth in its prospectus.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions;

         (b) When Securities are called, redeemed or retired, or otherwise become payable;

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

         (d) Upon conversion of Securities pursuant to their terms into other securities;

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities;

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses;

         (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed;

         (h) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer;

         (i) For the purpose of redeeming shares of the capital stock of the Customer and the delivery to, or the crediting to the account of, the Bank, its Subcustodian or the Customer's transfer agent, such shares to be purchased or redeemed;

         (j) For the purpose of redeeming in kind shares of the Customer against delivery to the Bank, its Subcustodian or the Customer's transfer agent of such shares to be so redeemed;

         (k) For delivery in accordance with the provisions of any agreement among the Customer, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer;

         (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive from brokers the Securities previously deposited. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return;

         (m) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

         (n) For other proper purposes as may be specified in Instructions issued by an officer of the Customer which shall include a statement of the purpose for which the delivery or payment is to be made, the amount of the payment or specific Securities to be delivered, the name of the person or persons to whom delivery or payment is to be made, and a certification that the purpose is a proper purpose under the instruments governing the Customer; and

         (o) Upon the termination of this Agreement as set forth in Section
         14(i).

         Section 12.  Standard of Care; Liabilities.

         Add the following subsection (c) to Section 12:

         (c) The Bank hereby warrants to the Customer that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank, each eligible foreign custodian and each eligible foreign securities depository holding the Customer's Securities pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar securities held by the Bank and its securities depositories in New York.

         Section 14.  Access to Records.

         Add the following language to the end of Section 14(c):

         Upon reasonable request from the Customer, the Bank shall furnish the Customer such reports (or portions thereof) of the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall endeavor to obtain and furnish the Customer with such similar reports as it may reasonably request with respect to each Subcustodian and securities depository holding the Customer's assets.

--------------------------------------------------------------------------------
                            THE CHASE MANHATTAN BANK

                                  FEE SCHEDULE

                                       FOR

                    MORGAN STANLEY DEAN WITTER ADVISORS INC.

                                      1999

--------------------------------------------------------------------------------

               Proposed 1999 Custody and Transaction Schedule for
                    Morgan Stanley Dean Witter Advisors Inc.

     -------------------------------------------------------------------
                                         CUSTODY         TRANSACTION
                 COUNTRY                   RATE             RATE
     -------------------------------------------------------------------
                Argentina                 25 bp              $83
                Australia                  4 bp              $38
                 Austria                   8 bp              $50
               Bangladesh                 60 bp             $150
                 Belgium                   5 bp              $50
                 Bermuda                  18 bp              $75
                Botswana                  60 bp              $73
                 Brazil                   15 bp              $58
                Bulgaria                  35 bp              $75
                 Canada                   3.5 bp             $23
                  Chile                  37.5 bp             $80
                  China                   25 bp              $70
                Colombia                 42.5 bp            $100
              Cote d'Ivoire                3 bp             $100
                 Cyprus                   60 bp             $150
             Czech Republic               40 bp              $90
                 Denmark                   4 bp              $52
                 Ecuador                  45 bp              $90
                  Egypt                   40 bp              $75
                 Estonia                  35 bp              $75
                 Finland                   5 bp              $50
                 France                    3 bp              $47
                 Germany                 1.75 bp             $27
                  Ghana                   60 bp              $80
                 Greece                   40 bp              $75
                Hong Kong                  4 bp              $60
                 Hungary                  40 bp             $100
               India HKSB                 40 bp             45 bp
               India SHCIL            36 bp (country   42.5b p(country
        (Chase Branch for 17f-5)     specific funds)   specific funds)
                                      40 bp (other)     45 bp (other)
                India SCB                 36 bp            42.5 bp
           India (NSDL assets)            19 bp             $100
                Indonesia                 10 bp              $75
                 Ireland                   7 bp              $45
     -------------------------------------------------------------------

               Proposed 1999 Custody and Transaction Schedule for
                    Morgan Stanley Dean Witter Advisors Inc.

      -------------------------------------------------------------------
                                          CUSTODY         TRANSACTION
                  COUNTRY                   RATE             RATE
      -------------------------------------------------------------------
                  Israel                   45 bp              $65
                   Italy                    5 bp              $50
                  Jamaica                   11bp              $70
                   Japan                   1.6 bp             $23
                  Jordan                   45 bp             $150
                   Kenya                   60 bp              $82
                 Malaysia                  7.5 bp             $75
                 Mauritius                 60 bp             $130
                  Mexico                   5.5 bp             $42
                  Morocco                  50 bp             $112
                Netherlands                 4 bp              $35
                New Zealand                 2 bp              $47
                  Nigeria                  60 bp             $175
                  Norway                    6 bp              $50
                 Pakistan                  30 bp             $112
             Papua New Guinea              12 bp             $100
                   Peru                    45 bp              $98
                Philippines                15 bp              $83
                  Poland                  37.5 bp             $87
                 Portugal                  25 bp              $83
                  Russia                   22 bp              $85
                   - GKOs                  10 bp              $25
                 Singapore                  4 bp              $63
              Slovak Republic              40 bp             $100
                 Slovenia                  35 bp              $75
               South Africa                4.5 bp             $30
                South Korea                20 bp              $48
                   Spain                   6.5bp              $50
                 Sri Lanka                 20 bp             $100
                  Sweden                    5 bp              $45
                Switzerland                4.5 bp             $53
                  Taiwan                   13 bp              $83
                 Thailand                  15 bp              $63
                  Turkey                  12.5 bp             $73
              United Kingdom               1.5 bp             $25
      -------------------------------------------------------------------

               Proposed 1999 Custody and Transaction Schedule for
                    Morgan Stanley Dean Witter Advisors Inc.

      -------------------------------------------------------------------
                                          CUSTODY         TRANSACTION
                  COUNTRY                   RATE             RATE
      -------------------------------------------------------------------
               United States               0.7bp              $8
                  Uruguay                  50 bp             $100
                 Venezuela                 40 bp             $100
                  Zambia                   60 bp              $80
                 Zimbabwe                  60 bp              $70
                 Euroclear                  2 bp              $23
                   Cedel                    2 bp              $23
                 LDC Loans                 20 bp             $250
      -------------------------------------------------------------------

               Proposed 1999 Custody and Transaction Schedule for
                    Morgan Stanley Dean Witter Advisors Inc.

                          Fee Schedule Assumptions and
                         Out of Pocket and Other Charges


o Morgan Stanley Dean Witter Advisors Inc. (the "Adviser") agrees to propose to the Board of Directors of each mutual fund for which it serves as investment adviser (each, a "Fund" and collectively the "Funds") the adoption of the foregoing custody and transaction fee schedule and additional terms set forth below (collectively, "Fee Schedule"). Such Fee Schedule shall not be effective with respect to any Fund unless and until approved by the Board of Directors of such Fund, each of which acts independently from the Adviser with respect to such matters, and upon agreement to appropriate contractual terms between The Chase Manhattan Bank ("Chase") and the Fund. Adviser shall inform Chase in writing upon the adoption by a given Fund of the Fee Schedule.

o Chase confirms that the Fee Schedule is the same as received by funds advised by Miller, Anderson & Sherrerd, LLP or Morgan Stanley Dean Witter Investment Management Inc. or Van Kampen Investment Advisory Corp.

o All markets except Uruguay indicate changes from 1998's custody and transaction fee schedule.

o Chase will be the provider of choice for foreign exchange given best execution.

o The Adviser will automate all trades in SWIFT/ISITC (particularly where Morgan Stanley Dean Witter Investment Management Inc. is not the advisor).

o SWIFT 592 messaging for trade amendments and cancels/corrections will be implemented for the entire relationship.

o HKSB India transaction rate for physical segment of 45 bp is capped at $400 per transaction.

o NSDL India pass through charges for transactions will be recharged at cost to the client.

o Cash movements will be charged at $8 for USD settlements and $15 for non-USD settlements.

o    Cash balances will not incur custodial charges.

o Foreign exchange transactions for the purchase and sale of Indian Rupees through Barclay's Mauritius will be charged at $400 per transaction.

o Registration/Transfer fees will be recharged at cost where incurred by Chase.

o    Stamp taxes/duties will be recharged at cost where incurred by Chase.

               Proposed 1999 Custody and Transaction Schedule for
                    Morgan Stanley Dean Witter Advisors Inc.

o    Fund Accounting and Fund Administration fees will be agreed to separately.

o All new business will be separately negotiated. The Adviser shall contact its relationship manager if it plans to trade in new countries (i.e. countries that are not on the Fee Schedule). If the Adviser's relationship manager is not notified ahead of time, the relevant Fund will be charged at the Chase generic rate for each respective new country.

o    All fees are to be calculated and billed monthly in arrears.

o The Adviser shall receive a preferred schedule reflecting most competitive pricing to be determined as follows. Chase has not committed to giving the Funds advised by the Adviser the lowest fee in any one market, but instead shall compare the Fee Schedule for such Funds against two other Chase clients of similar scope, size and asset and country mix, taking into consideration in making such comparison all the assets held by Chase for funds advised by Miller, Anderson & Sherrerd, LLP, Morgan Stanley Dean Witter Investment Management Inc. and Van Kampen Investment Advisory Corp. and that are subject to the same Fee Schedule.

     The comparison of custody fee schedules shall be conducted annually. Annualized values for trades and assets by market for the respective funds will be mutually agreed on by the Adviser and Chase before the comparison is conducted. These annualized values will be applied to the two other Chase clients' custody fee schedules.

     If, as determined by Chase, application of the overall fee schedule for either of such other clients to all the Fund would result in a lower overall price to Funds than does the Fee Schedule, Funds shall be given the benefit of such pricing in its entirety as and after the date such determination is made for as long as such fee schedule is in effect for such other client. The difference between the Funds' charges and the comparison of other Chase clients must exceed $50,000 in annualized custody charges for changes in the Fee Schedule to take effect.

     In addition to the foregoing, Chase will address on a country by country basis changes in pricing that could be offered as a result of a reduction in Chase's costs where there has been a change in the overall securities holding practices of a country (including, without limitation, a change from the holding of securities in physical form to the holding of securities in book-entry form).

o The Adviser shall recommend to the Board of Directors of each Fund that such Board review and approve the revised Fee Schedule annually for the next three years, effective October 1, 1999 through September 30, 2002, subject to the Adviser's fiduciary duty to each such Fund. Chase understands and acknowledges that under certain circumstances - including, without limitation, a change in economic conditions that results in equivalent services becoming available more cheaply elsewhere - the Adviser's fiduciary duty to such mutual funds would prohibit its recommending to the Boards of Directors the re-approval of the Fee Schedule at its current level. Chase further understands and acknowledges that the annual continuation of custody fees is subject to annual re-approval by the Board of Directors of each Fund, each of which acts independently from the Adviser with respect to such matters.

               Proposed 1999 Custody and Transaction Schedule for
                    Morgan Stanley Dean Witter Advisors Inc.

o    This Fee Schedule will be in effect retroactive to October 1, 1999.


Morgan Stanley Dean Witter Advisors Inc.      The Chase Manhattan Bank


Signature                                     Signature
         -----------------------------                 -------------------------

Date                                          Date
    ---------                                     ----------